Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

1.
Registration Statement (Form S-8 No. 333-251343) pertaining to the AIR 401(k) Retirement Plan (formerly known as Aimco 401(k) Retirement Plan),
2.
Registration Statement (Form S-8 No. 333-251344) pertaining to the Apartment Income REIT Corp. 2020 Stock Award and Incentive Plan and Apartment Income REIT Corp. 2007 Stock Award and Incentive Plan,
3.
Registration Statement (Form S-8 No. 333-251345) pertaining to the Apartment Income REIT Corp. 2020 Employee Stock Purchase Plan, and
4.
Registration Statement (Form S-3 No. 333-261445) of Apartment Income REIT Corp.;

of our report dated March 12, 2021 (except Note 15, as to which the date is March 1, 2022) with respect to the consolidated financial statements of Apartment Income REIT Corp., included in this Annual Report (Form 10-K) of Apartment Income REIT Corp., for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Denver, Colorado

March 1, 2022

A member firm of Ernst & Young Global Limited